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                                CONTRACT SCHEDULE
                 GUARANTEED MINIMUM INCOME BENEFIT (GMIB) RIDER

EFFECTIVE DATE:                         [February 15, 2005]

GMIB PAYMENT ADJUSTMENT FACTOR:         [100%]

LAST HIGHEST ANNIVERSARY DATE:          [Owner's (or oldest Joint Owner's or
                                        Annuitant's if owner is a non-natural
                                        person) [81st] birthday]

ANNUAL INCREASE
ACCUMULATION RATE:                      [6.00%]

LAST INCREASE DATE:                     [Owner's (or oldest Joint Owner's or
                                        Annuitant's if owner is a non-natural
                                        person) [91st ]birthday]

GMIB RIDER CHARGE:                      [0.95%]

DOLLAR-FOR-DOLLAR
WITHDRAWAL PERCENTAGE:                  [6.00%]

BASIS OF GMIB ANNUITY TABLE:            [The GMIB Annuity Tables are based on
                                        the Annuity 2000 Mortality Table with
                                        7-year age setback with interest at
                                        2.50% (Company-adjusted to reflect
                                        amounts of monthly income payments
                                        shown in the GMIB annuity tables.)]

ANNUITY OPTIONS:                        (a)  [Life Annuity with 10 Years of
                                             Annuity Payments Guaranteed. If you
                                             choose to start the Annuity  Option
                                             after age 79, the year of the
                                             Guarantee  Period  component of the
                                             Annuity Option is reduced to: 9
                                             years  at age 80;  8 years at age
                                             81; 7 years at age 82; 6 years at
                                             age 83; 5 years at ages 84 and 85.

                                        (b)  Joint and Last Survivor Annuity
                                             with 10 Years of Annuity Payments
                                             Guaranteed.]

GMIB INCOME DATE:                       [February 15, 2015]

GMIB RIDER
TERMINATION DATE:                       [Contract Anniversary prior to the
                                        Owner's (or oldest Joint Owner's or
                                        Annuitant's if owner is a non-natural
                                        person) [91st] birthday]

GUARANTEED PRINCIPAL OPTION FIRST
EXERCISE DATE:                          [February 15, 2015]

GMIB FIRST OPTIONAL STEP-UP DATE:       [February 15, 2006]

GMIB OPTIONAL STEP-UP WAITING PERIOD:   [1 year]

MAXIMUM OPTIONAL STEP-UP AGE:           [90]

OPTIONAL STEP-UP GMIB INCOME DATE:      [10th] Contract Anniversary following
                                        the date the most recent GMIB
                                        Optional Step-Up took effect]
MAXIMUM OPTIONAL STEP-UP CHARGE:        [1.50%]

ALLOCATION, TRANSFER, AND REBALANCING LIMITS:
---------------------------------------------

   GMIB SUBACCOUNTS:                    [Metlife Defensive Strategy Portfolio,
                                        Metlife Moderate Strategy Portfolio,
                                        Metlife Balanced Strategy Portfolio,
                                        Metlife Growth Strategy Portfolio]

MLI-EGMIB (4/08)

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PLATFORM 1 MINIMUM PERCENTAGE:          [20%]

PLATFORM 1 SUBACCOUNTS:                 [Pearson Fund, Foley Fund, Badeer Fund,
                                        Nardi Fund]

PLATFORM 2 MAXIMUM PERCENTAGE:          [80%]

PLATFORM 2 SUBACCOUNTS:                 [Pearson Fund, Foley Fund, Badeer Fund,
                                        Nardi Fund]

PLATFORM 3 MAXIMUM PERCENTAGE:          [10%]

PLATFORM 3 SUBACCOUNTS:                 [Pearson Fund, Foley Fund, Badeer Fund,
                                        Nardi Fund]

PLATFORM 4 MAXIMUM PERCENTAGE:          [10%]

PLATFORM 4 SUBACCOUNTS:                 [Metlife Defensive Strategy Portfolio,
                                        Metlife Moderate Strategy Portfolio,
                                        Metlife Balanced Strategy Portfolio,
                                        Metlife Growth Strategy Portfolio]

MLI-EGMIB (4/08)